UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2010

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (415) 382-8111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 16, 2010, Raptor Pharmaceutical Corp. (the “Company”) signed a purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company, together with a registration rights agreement, whereby LPC has agreed to purchase up to $15 million of our common stock over a 25 month period (the “Purchase Agreement” and “Registration Rights Agreement,” respectively).  Under the Registration Rights Agreement, the Company agreed to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that have been issued or may be issued to LPC under the Purchase Agreement.  After the SEC has declared effective the registration statement related to the transaction, we have the right over a 25-month period to sell our shares of common stock to LPC in amounts of up to $100,000 to up to $1,000,000 per sale, depending on certain conditions as set forth in the Purchase Agreement, up to the aggregate amount of $15 million.

The purchase price of the shares related to the future funding under the Purchase Agreement will be based on the prevailing market prices of the Company’s shares at the time of sales without any fixed discount. The Company will control the timing and amount of any sales of shares to LPC.  LPC will not have the right or the obligation to purchase any shares of our common stock on any business day that the purchase price of our common stock is below $1.50 per share.

In consideration for entering into the Purchase Agreement, we issued to LPC 145,033 shares of common stock as a commitment fee and are required to issue up to 217,549 shares of common stock pro rata as LPC purchases the $15 million of our common stock over the 25-month period. The Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.  The proceeds received by the Company under the Purchase Agreement are expected to be used for working capital to support the Company’s clinical trials for DR Cysteamine in cystinosis and Huntington’s Disease and for other general corporate purposes.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01    Financial Statements and Exhibits.
(d)

Exhibits.

Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
10.1	Purchase Agreement, dated as of April 16, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.	X
10.2	Registration Rights Agreement, dated as of April 16, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICAL CORP.
Date: April 22, 2010	By: /s/ Kim R. Tsuchimoto
Name: Kim R. Tsuchimoto Title: Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
10.1	Purchase Agreement, dated as of April 16, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.	X
10.2	Registration Rights Agreement, dated as of April 16, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.	X